EXHIBIT 10.1

                          MICRONICS SERVICES AGREEMENT


         This AGREEMENT is entered into this 13th day of May 2003, by Micronics, Inc. ("Micronics"), a Delaware corporation, and Centrex, Inc. ("Client"), an Oklahoma corporation, having its principal place of business at 9202 S.
Toledo Ave., Tulsa OK 74137. Micronics provides custom designed lab cards and integrated systems on behalf of clients using intellectual property that is proprietary to Micronics. Client desires to engage Micronics to perform certain services on the terms set forth below. Therefore, in consideration of the mutual covenants and agreements herein, the parties agree as follows:

1.  Services To Be Performed

         a. Micronics will perform services for Client on projects as the Client and Micronics from time to time may mutually agree. For each project undertaken by Micronics under this Agreement, the parties will enter into a written Project Development Plan in the form attached hereto as Exhibit A. The Project Plan will describe the work to be performed (the "Services"), the tangible or intangible property to be delivered by Micronics to Client (the "Deliverables"), and the schedule for delivery thereof. A Project Development Plan must be signed by both parties and upon signing is incorporated herein by this reference.

         b. In each instance, no expansion or alteration of the level or nature of a Project Development Plan will be permitted without prior written agreement signed by both parties.

         c. This Agreement shall control over any conflicting provisions of any Project Development Plan, purchase order or other communication submitted by Client unless expressly agreed to in writing and signed by Micronics. If Client's Project Development Plan contains a "not-to-exceed" spending limit, and Micronics expressly agrees to such limit, then: (i) Micronics agrees not to perform Services that cause the total of its invoices to exceed such limit; and
(ii) Client agrees that such limit may materially hinder Micronics' ability to deliver the Deliverables and complete the Services under a Project Development Plan and excuses any nonperformance as a result thereof.

2.  Assignment of Personnel and Performance of Services

         a. The number of personnel Micronics assigns to perform Services will be determined by Micronics in its sole discretion.

         b. Unless otherwise specified in a Project Development Plan, all Services will be performed at the offices of Micronics at times to be decided by Micronics in its sole discretion. Micronics will provide to its employees and agents all materials, equipment and services that they may need to perform their normal professional duties. Client will provide any specialized materials and equipment as may be necessary to complete the Services, including any unusual computer systems or equipment, chemistries, reagents, and samples and all devices and software that are specific to the Client. Should Client require, and Micronics agree, that during some portion of the term of this Agreement one or more of Micronics' employees or agents work at the Client's offices, then Client will provide all necessary materials, equipment and services needed for Micronics' employees or agents to perform their normal professional duties at that location. Micronics agrees to make its personnel available to the Client, at the Client's expense, for meetings or other such purposes to which the parties may mutually agree.

         c. All Deliverables conveyed hereunder will be deemed accepted by Client if not rejected in writing within ten (10) business days after submission to Client, unless Client is using a third party agent, such as Los Alamos National Laboratories (LANL), in which case the period will be increased to fifteen (15) business days. Client to advise Micronics if Deliverables shall be sent to Client or to LANL. If Client, or its agent timely rejects a Deliverable, then Client or its agent will provide detailed information for the rejection and Micronics will correct such Deliverable within a reasonable period of time and resubmit the same to Client for acceptance in accordance with the provisions of this Paragraph 2c.



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         d. Client understands that any successful implementation of the
Services and Deliverables depends upon substantial and active participation from Client. Client assumes complete responsibility for management of and control over its employees, consultants, facilities and operations. The execution and follow through by Client and its employees necessary to keep the Services and Deliverables on schedule will be the responsibility of Client.

3. Expenses

         a. Except where other expenses are set forth in a Product Development Plan, Client agrees to reimburse Micronics for all reasonable expenses, including travel and lodging, incurred on Client's behalf, and such other major expenses as shall be pre-authorized by Client (collectively, the "Charges").

         b. Micronics will invoice Client for Charges in accordance with the payment terms set forth in the Product Development Plan. Client will pay the initial payment due coincident with delivery of a Purchase Order to Micronics at project outset, and will pay the invoice for the balance due upon completion in full within fifteen (15) days of receipt of such invoice. Late payment of any amount due is a material breach of this Agreement and will be grounds for Micronics to discontinue performance hereunder. Any amounts not paid by the due date will be subject to a finance charge at a rate equal to the lesser of 1% per month or the maximum rate allowed by law. Payment of such finance charge will not excuse or cure Client's breach or default for late payment.

         c. Micronics will, if so requested by Client and at Client's expense, prepare and submit at monthly intervals written reports describing work completed during the period, work that is contemplated for the next period, and progress against any estimate(s) that have been prepared.

4.  Ownership of Work Products and Technology

         a. Micronics retains certain legal rights to the Deliverables and any work performed by it hereunder, as follows: Micronics shall retain the right to attribution and to claim authorship for any Deliverables and work, the right to receive credit and to be known as the original authors of the Deliverables and/or work, and the right to prevent the use of Micronics' name as the author of any work which Micronics did not create.

         b. Micronics owns, has developed or has obtained exclusive license rights to certain intellectual property, know how, trade secrets and other aspects of microfluidics and microplumbing, including but not limited to laminar flow diffusion, micro pumps and valves for system interface, that it deems proprietary ("Micronics' Property"). Nothing in this Agreement implies or otherwise grants a right to Client to use, make, have made or sell any such Micronics Property.

         c. Notwithstanding any provision herein to the contrary, Client will have no rights in any Services or Deliverables until such time as all Charges arising out of a Project Development Plan are paid in full, including interest charges in paragraph 3.c.

5.  Term and Termination

         a. The term of this Agreement will commence upon the effective date of the initial Project Plan (the "Effective Date"). Unless earlier terminated as provided herein, this Agreement will terminate without any notice or other action of either party if there is no Project Development Plan in effect for more than twelve (12) consecutive months.

         b. This Agreement may be terminated by Client with or without cause upon thirty (30) days written notice to Micronics. No termination or expiration of this Agreement will release Client from the obligation to pay any sum which may then be owing Micronics or from Client's obligation to perform any other duty or discharge any other liability incurred prior to such expiration or termination.



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         c. This Agreement may be terminated by Micronics upon the occurrence of one or more of the following: (1) if Client seeks protection under any bankruptcy law; (2) if Client is in material default of any provision hereof (other than as to the payment of Charges when due) and such default is not cured within thirty (30) days after giving notice; provided, however, that where such breach is subject to cure but it is not practicable to effect such cure within such thirty (30) days, the cure period will be extended provided that Client is diligently working to effect such cure; and (3) immediately, if Client fails to pay Charges when due.

         d. If Client terminates prior to completion of a Project Development Plan, Micronics will be entitled, as full compensation for Services performed, to keep any payments already received and to Charges incurred up to and including the date of receipt of the termination notice or the termination date specified in such notice, whichever is later. If Services are provided on a fixed fee basis, Micronics will be entitled, as full compensation for Services performed, to keep any payments already received and to receive a pro rata portion of the next payment due, which will be determined by allocating an equal portion of such payment to each day between the date the previous payment was earned and the date on which the next payment is scheduled to be made

6.  Warranty and Limitation of Liability

         a. Micronics will perform Services in a professional and workmanlike manner, and will make all reasonable efforts to ensure the reliability and proper functionality of the Services and Deliverables. Micronics disclaims all other warranties. Client sole recourse is to retain Micronics as necessary, under the terms of this Agreement, to cure any defects or deficiencies that it may perceive in the Services or Deliverables.

         b. EXCEPT AS PROVIDED IN THIS SECTION 6, MICRONICS DOES NOT MAKE, AND SPECIFICALLY EXCLUDES AND DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR ARISING BY TRADE USAGE OR COURSE OF DEALING, INCLUDING WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT, AND IMPLIED INDEMNITIES.

         c. IN NO EVENT WILL MICRONICS BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS, BUSINESS INTERRUPTION, AND LOSS OF BUSINESS INFORMATION) ARISING OUT OF THE USE, INABILITY TO USE OR FAILURE OF THE SERVICES OR DELIVERABLES, EVEN IF MICRONICS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL THE LIABILITY OF MICRONICS (1) UNDER ANY PROVISION OF THIS AGREEMENT,
(2) FOR ANY DAMAGES CAUSED BY A DEFECT OR FAILURE OF DELIVERABLES, OR (3) AS DETERMINED BY A COURT OF PROPER JURISDICTION HOLDING ANY OF THE ABOVE WARRANTIES OR DISCLAIMERS OF WARRANTIES INADEQUATE OR INVALID, EXCEED THE AMOUNT ACTUALLY PAID BY CLIENT TO MICRONICS UNDER THE APPLICABLE PROJECT DEVELOPMENT PLAN. AMOUNTS PAID BY CLIENT TO MICRONICS UNDER SEPARATE STATEMENTS OF WORK WILL NOT BE AGGREGATED TO ENLARGE OR EXTEND THIS LIMIT.

7. Confidential Information.

         a. Micronics acknowledges that Client's business and the business of the Client's Affiliates, depends on the preservation of their trade secrets and other confidential information (the "Confidential Information"). For purposes of this Agreement, "Affiliates" means any entity currently existing or subsequently organized or formed that directly or indirectly controls, is controlled by or is under common control with the Client or the person who control the Client, whether through the ownership of voting securities, by contract or otherwise. Micronics agrees to protect and preserve as confidential all of the Confidential Information of the Client or its Affiliates at any time known to Micronics or in Micronics' possession or control (whether wholly or partially developed by



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Micronics or provided to Micronics) with no less than the diligence, care and efforts which a prudent owner would use to protect its own confidential information. Micronics shall neither use nor allow others to use any of the Confidential Information for any purpose other than for the sole benefit of Client or its Affiliates unless specifically approved in writing in advance by an officer of Client. Micronics shall further assure that its personnel are advised of and observe the obligations of Micronics set forth in this Agreement.

         b. Upon termination or expiration of this Agreement or at Client's request, Micronics shall return all Confidential Information, including any copies or reproductions thereof in Micronics' possession or control and shall cease using any Confidential Information.

         c. The obligations of this Section 7 shall not be affected by termination or expiration of this Agreement and shall be binding upon Micronics during the term plus a period of one (1) year beyond the termination or expiration this Agreement. The obligations of this Section 7 shall not apply to any information that is (i) in the public domain at the time of its disclosure or thereafter becomes part of the public domain through no fault of Micronics or
(ii) known to Micronics before receipt from Client, as shown by prior written records or other probative evidence, or (iii) has been rightfully received by Micronics from a third party authorized to make such disclosure, or (iv) was independently developed or conceived by Micronics.

8.  Non-solicitation

         a. The Parties to this Agreement acknowledge and agree that during the term of this Agreement, and for a period of twelve (12) months thereafter, they will not directly or indirectly entice, influence, solicit or otherwise encourage any employee, agent or contractor to terminate his or her employment or engagement with the other Party to this Agreement. The Parties acknowledge and agree that such conduct is detrimental to their respective business success, interferes with their actual and prospective economic relationships, and causes immediate and irreparable damage to their respective operations.

         b. The Parties acknowledge that each devotes substantial time and resources to recruit, hire, and train its personnel to perform highly skilled and technical duties and functions. The Parties acknowledge and agree that this is a costly and time-consuming endeavor and that the amount of resources and time invested by either Party to recruit, hire and train its highly skilled and technical employees, agents or contractors is difficult to calculate. In recognition of the foregoing, the Parties agree that should either Party, during the term and within twelve (12) months following termination of this Agreement, directly or indirectly employ or maintain a separate relationship with a current or former employee, agent or contractor, who during his or her employment or engagement with the other Party performed Services for the Party, the Party shall first pay the other Party for whom the employee, agent or contractor worked Five Hundred Thousand Dollars ($500,000.00) for each current or former employee, agent or contractor that it employs or with whom it maintains a separate relationship, unless otherwise agreed to in advance and in writing by the Parties.

9. Client Indemnification. During and after the term hereof, Client, at its own expense, will defend, indemnify and hold harmless Micronics and its officers, directors, employees and subcontractors from and against any actual or threatened third party claims, losses, liabilities or damages based on or relating to Client's breach of its obligations hereunder, willful misconduct, gross negligence, negligence, fraud or misrepresentation, including without limitation the failure of Client to comply with any safety regulations, safety codes or labeling requirements; or third party intellectual property infringement or misappropriation claims.

10.  General

         a. Neither party shall have the right to assign this Agreement without the prior written consent of the other party; provided that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.



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         b. No modification of or amendment to this Agreement, nor any waiver of rights under this Agreement, shall be effective unless in writing signed by the party to be bound. To the extent any terms of this Agreement, a Project Plan or a Client purchase order are deemed to be inconsistent, the terms of this Agreement shall govern. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement. This Agreement shall be deemed to be jointly prepared by the parties hereto and neither party shall claim the benefit of any rule of interpretation which would cause ambiguities in this Agreement to be interpreted against the party who drafted it.

         c. All notices permitted or required will be in writing and will be given in person, by confirmed facsimile or by first class mail delivered to the party at the respective facsimile number or address below or to a substituted facsimile number or address of which a party may inform the other by notice.

         d. The provisions of Sections 3.c., 4, 5.d., 6, 7, 8, 9 and 10 shall survive termination or expiration of this Agreement.

         e. This Agreement shall be governed by the laws of the State of Washington without regard to its conflicts of law principles. Any dispute regarding the interpretation or validity of or otherwise arising out of this Agreement shall be subject to the exclusive jurisdiction of the Washington state courts in and for King County (or, if there is federal jurisdiction, the U.S. District Court for the Western District of Washington).

         f. If an action at law or in equity or other proceeding is commenced to enforce or interpret the terms of this Agreement, the prevailing party in such action will be entitled to recover reasonable attorney's fees and costs, in addition to any other relief to which the party may be entitled.

         g. A party is excused from its obligations under this Agreement to the extent such party (or a third party upon whom such party relies) sustains a loss by strike, fire, flood, windstorm, accident, act of God or other similar or dissimilar calamity or occurrence out of the reasonable control of such party which materially interferes with the conduct of such party's business, regardless of whether or not any such loss has been insured.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first written above.

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


MICRONICS, INC.                                      CENTREX


By:                                                  By: /s/ DR. THOMAS R. COUGHLIN, JR.
Its:                                                 Name:    Dr. Thomas R. Coughlin, Jr.
                                                     Its:     President and CEO
Address:     8463 154th Avenue N.E.                  Address:   9202 S. Toledo Ave.
             Redmond, WA 98054                                  Tulsa, OK  74137
             Seattle, WA  98121

Attn:             Karen Hedine                       Attn:
      --------------------------------------              --------------------------------------
Ph:              (425) 895-9197, x 126               Ph:
      --------------------------------------              --------------------------------------
Fax:             (425) 895-1183                      Fax:
      --------------------------------------              --------------------------------------

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